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                                                                     EXHIBIT 3.4

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           NEVADA GOLD & CASINOS, INC.


         Pursuant to Title 7, Section 78.403 of the Nevada Revised Statutes, below are the Restated Articles of Nevada Gold and Casinos, Inc. as amended and adopted to date:

ARTICLE ONE. The name of the corporation is NEVADA GOLD & CASINOS, INC.

ARTICLE TWO. The address of the corporation's principal office is 50 W. Liberty St., Suite 880 in the City of Reno, County of Washoe, State of Nevada. The initial agent for service of process at that address is Nevada Agency and Trust Company.

ARTICLE THREE. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America.

ARTICLE FOUR. (CAPITAL STOCK). The corporation shall have authority to issue an aggregate of TWENTY MILLION FIVE HUNDRED THOUSAND (20,500,000) shares of capital stock. The authorized shares of the Company are divided into two classes, Common Stock and Preferred Stock.

         Twenty million (20,000,000) shares of common stock are authorized having a par value of twelve cents ($0.12) per share and will be voting stock.

         Five hundred thousand (500,000) shares of preferred stock, which may be issued in one or more series, are authorized having a par value of $10.00 per share and is non-voting stock.

         No holder of shares of capital stock of the corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue. No holder of shares of capital stock of the corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue.

         The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that such consideration so fixed is not less than par value. Upon the determination of the Board of Directors, the shares of stock owned by any shareholder may be redeemed by the Company if the ownership of stock of the Company by such shareholder prevents the issuance or renewal of any gaming license which the Company or any of its subsidiaries or affiliates may have. At the determination of the Board of Directors, the shareholder's stock may be redeemed at cost or market, whichever is less.

ARTICLE FIVE. The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) directors. The names and addresses of the members of the Board of Directors are:


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


NAME                                ADDRESS

H. Thomas Winn                      3040 Post Oak Blvd., Suite 675
                                    Houston, Texas  77056

Paul J. Burkett                     3040 Post Oak Blvd., Suite 675
                                    Houston, Texas  77056

William G. Jayroe                   3040 Post Oak Blvd., Suite 675
                                    Houston, Texas  77056

Hubert T. Wen                       3040 Post Oak Blvd., Suite 675
                                    Houston, Texas  77056

         Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation's stock.

ARTICLE SIX. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. The name and address of each incorporator of the corporation is as follows:


NAME                                ADDRESS

Alexander H. Walker, Jr.            840 Kennecott Bldg.
                                    Salt Lake City, Utah

Cecil Ann Walker                    840 Kennecott Bldg.
                                    Salt Lake City, Utah

Marjorie L. Hall                    840 Kennecott Bldg.
                                    Salt Lake City, Utah


ARTICLE EIGHT. The period of existence of the corporation shall be perpetual.

ARTICLE NINE. The initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-Laws.

ARTICLE TEN. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.


        /s/                                                 /s/
--------------------------                         -----------------------------
President                                                              Secretary



                                    AFFIDAVIT

STATE OF TEXAS

COUNTY OF HARRIS

         Before me, the undersigned authority, on this day personally appeared
H. THOMAS WINN, President of Nevada Gold & Casinos, Inc., who after being by me first duly sworn on his oath deposed and stated:

         "I, H. Thomas Winn, am President of Nevada Gold & Casinos, Inc. I have been authorized to execute the Restated Articles of Incorporation by resolution of the Board of Directors dated February 17, 1998. The Restated Articles of Incorporation correctly states the text of the Articles of Incorporation of Nevada Gold & Casinos, Inc., as amended, as of February 17, 1998."



                                                    /s/
                                              ----------------------------------
                                                      H. Thomas Winn

         SUBSCRIBED AND SWORN TO BEFORE ME to certify which witness my hand and seal of office this the ____ day of October, 1998.

         (SEAL)
                                                    /s/
                                              ----------------------------------
                                              Notary Public in and for
                                              the State of Texas

My Commission expires:

                                    AFFIDAVIT


STATE OF TEXAS

COUNTY OF HARRIS


         Before me, the undersigned authority, on this day personally appeared DAVID K. MCCALEB, Secretary of Nevada Gold & Casinos, Inc., who after being by me first duly sworn on his oath deposed and stated:

         "I, David K. McCaleb, am Secretary of Nevada Gold & Casinos, Inc. I have been authorized to execute the Restated Articles of Incorporation by resolution of the Board of Directors dated February 17, 1998. The Restated Articles of Incorporation correctly states the text of the Articles of Incorporation of Nevada Gold & Casinos, Inc., as amended, as of February 17, 1998."



                                                          /s/
                                                  -----------------------------
                                                  David K. McCaleb

         SUBSCRIBED AND SWORN TO BEFORE ME to certify which witness my hand and seal of office this the ____ day of October, 1998.

         (SEAL)
                                                          /s/
                                                  -----------------------------
                                                  Notary Public in and for
                                                  the State of Texas

My Commission expires: